EXHIBIT (e)

Co-registrant’s outstanding debt to the Commonwealth as of 30 June 2008 and its contingent liability as guarantor of the outstanding debt of other entities as of the end of the last five fiscal years

PUBLIC DEBT

The public sector indebtedness of Queensland is comprised of a number of distinct categories; Public Debt to the Commonwealth, Other State Debt to the Commonwealth, Queensland Treasury Corporation Guaranteed Debt and Other Guaranteed Debt and Contingent Liabilities.

During April 1995, the Commonwealth Government and Queensland Government entered into an agreement (the Financial Agreement) whereby Queensland would pre-redeem its debt to the Commonwealth. This was carried out in July 1995.

State Debt to the Commonwealth

In addition to the funds lent to the States pursuant to the Financial Agreement, the Commonwealth Government also lends funds to the States in accordance with a variety of agreed Commonwealth/State programs. In general, these funds are on-lent to borrowers in accordance with the terms of the agreed program, with repayment being made to the State from the revenues of the ultimate borrowers. When on-lent by Queensland, the debt is generally secured by State claims on tangible assets of the ultimate borrower.

The following table outlines the outstanding advances made by the Commonwealth under this category of debt.

Other State Debt to the Commonwealth and Treasury

($ millions)

	As at 30 June 2008
	2003	2004	2005	2006	2007	2008
Agreement/Program
Commonwealth and State Housing	486	475	463	452	441	429
Rural Adjustment	—	—	—	—	—	—
Softwood Forestry Agreement	—	—	—	—	—	—
Fitzroy Brigalow Land Development	—	—	—	—	—	—
Backlog Sewerage Agreement	16	15	14	13	13	16
National Railway Network	—	—	—	—	—	—
Natural Disaster Relief Assistance	11	10	8	6	51	56
Marginal Dairy Farms Scheme	—	—	—	—	—	—
Other	—	—	—	—	—	—

TOTAL	513	500	485	471	505	501

Note:	Amounts have been rounded to the nearest $1 million. Consequently, rounded amounts may not add to totals.

Guaranteed Debt On-lent by Queensland Treasury Corporation

Queensland Treasury Corporation’s primary function to date has been to act as a central financing authority for on-lending funds raised by it to various Queensland statutory bodies. See section above headed “Queensland Treasury Corporation”. Under the provisions of the Act and the Statutory Bodies Financial Arrangements Act 1982 (as amended), financial arrangements entered into by a statutory body may be guaranteed by the Treasurer on behalf of the Government of Queensland.

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The Corporation’s guaranteed debt, as at the end of each of the last seven fiscal years, and the distribution of this debt among various borrowing authorities is detailed in the following table:

Guaranteed Debt Onlent by Queensland Treasury Corporation

($ million)

Guaranteed Debt Onlent by Queensland Treasury Corporation

Distribution of debt	2002	2003	2004	2005		2006	2007	2008
	$M	$M	$M	$M		$M	$M	$M
Bodies within the Public Accounts
Department of Corrective Services	245	224	0	0		0	0	0
Department of Education and the Arts	96	146	125	111		92	73	56
Department of Emergency Services	10	9	7	6		5	3	2
Department of Employment and Training	8	15	8	6		3	1	0
Queensland Health	641	623	539	493		27	86	123
Department of Justice & Attorney General	NA	NA	NA	NA		94	86	70
Department of Main Roads	1,003	1,081	948	938		863	987	1,015
Forestry Plantations Queensland	83	89	85	82		79	77	76
Department of Premier & Cabinet	15	13	13	12		29	27	17
Department of Public Works	265	253	257	229		210	439	386
Department of State Development & Innovation	0	77	182	354		159	147	135
Q-FLEET	211	236	254	300		275	0	0
Queensland Transport	82	168	187	85		65	62	66
Queensland Treasury	NA	NA	NA	NA		NA	972	4,169
Other	220	235	107	154		24	35	49
Government Owned Corporations
Queensland Electricity Transmission Corporation Limited (Powerlink)	1,260	1,395	1,410	1,476		1,642	1,954	2,427
ENERGEX Limited	1,776	1,880	1,763	2,061		2,565	3,183	3,256
Stanwell Corporation	331	338	231	209		118	114	127
Tarong Energy Corporation	558	684	287	255		265	355	376
CS Energy Ltd(1)	570	567	260	369	(1)	586	1,081	1,056
Gateway Investments Corporation Pty Ltd	271	304	300	316		304	315	0
Ergon Energy Corporation Limited	1,287	1,452	1,453	1,774		2,143	2,479	2,974
Queensland Rail	3,800	3,960	3,827	4,016		4,587	4,550	5,164
Port Authorities & Facilities (various)	449	533	641	751		694	1,112	1,334
Sunwater								224
Local Governments
Brisbane City Council	1,087	1,125	1,013	1,022		938	867	699
Cairns City Council	111	109	92	79		72	61	0
Caloundra City Council	61	74	78	91		95	98	0
Gold Coast City Council	313	331	347	393		404	629	680
Ipswich City Council	45	77	87	104		97	92	118
Logan City Council	117	110	98	91		85	76	101
Maroochy Shire Council	162	167	157	151		151	142	0
Redland Shire Council	91	105	106	116		121	129	124
Fraser Coast Regional Council	NA	NA	NA	NA		NA	NA	96

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	2002	2003	2004	2005	2006	2007		2008
	$M	$M	$M	$M	$M	$M		$M
Mackay Regional Council	NA	NA	NA	NA	NA	NA		99
Moreton Bay Regional Council	NA	NA	NA	NA	NA	NA		217
Rockhampton Regional Council	NA	NA	NA	NA	NA	NA		98
Sunshine Coast Regional Council	NA	NA	NA	NA	NA	NA		201
Townsville City Council	NA	NA	NA	NA	NA	NA		207
Other	716	769	721	734	756	838		399
Statutory Authorities
Water Supply Boards	97	164	242	210	206	228		2
Universities	54	66	64	93	130	123		109
Grammar schools	42	49	45	50	65	59		65
Other	161	829	320	352	358	418		618
Other Bodies
Qld Motorways Limited	981	1,069	960	983	932	1,250		1,799
Suncorp\Metway\QIDC	320	0	0	0	3	3		2
Queensland Treasury Holdings	0	33	35	0	0	0		0
DBCT Holdings Pty Ltd					372	333		294
Qld Water Infrastructure Pty Ltd						294		605
Western Corridor Recycled Water Pty Ltd						284		1,292
Queensland Bulk Water Supply Authority								537
Southern Regional Water Pipeline Co. P/L								930
SEQ (Gold Coast) Desalination Co. P/L								281
SEQ Water Facility								185
Other	661	587	490	441	23	15		51

Total Funds Onlent	18,269	19,523	17,587	18,790	19,634	24,077		32,911

Undistributed borrowings	3,606	2,548	3,987	5,677	7,688	7,806		7,817

Total Guaranteed Debt(2)	21,875	22,071	21,574	24,467	27,322	31,883	(2)	40,728

Notes:
1.	The figure for 2004-05 excludes borrowings of $116 million on a non recourse basis for North West Energy Pty Ltd which was a fully owned subsidiary of CS Energy Limited.
2.	South East Queensland Water Corporation had no unguaranteed borrowing as at 30 June 2008 ($192 million as at 30 June 2007) that is not included in these figures.

The Corporation raises funds in both the domestic and international capital markets with the market value of borrowings under management as at 30 June 2008 at $40.728 billion, which includes $14.863 billion of off-shore debt based on the prevailing rates of exchange at 30 June 2008. Borrowings under management include the debt of local authorities and statutory bodies managed by the Corporation. The Corporation hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

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The following table shows at 30 June 2008 the amount of contract maturities of the Corporation’s outstanding indebtedness maturing over the next five years and for subsequent years. This table includes borrowings made by Authorities for which debt service responsibility has been assumed by the Corporation. The face value of maturing paper is used in the maturity structure. Accordingly, comparisons with the market value of debt disclosed in the previous paragraph are irrelevant.

Outstanding Indebtedness of QTC (Face Value) Maturity Analysis

	0-3 months	3-12 months	1-5 years	Over 5 Years	TOTAL
	(in $ millions)
Offshore Debt(1)	343	109	7,292	74,875	15,232
Domestic Debt(2)(3)	1,026	45	14,562	10,932	26,565

TOTAL ($M)	$1,369	$154	$21,854	$18,419	$41,796

Notes:
(1)	These totals have been translated into Australian dollars at a rate of exchange applicable at the balance date and do not include the net effect of currency swaps and forward currency contracts. They include US$376 million outstanding under the Corporation’s United States and European commercial paper facilities as at 30 June 2008 (2007: US$189 million) and US$384 million outstanding under a Euro Medium-Term Note facility as at 30 June 2008 (2007: US$135 million).
(2)	Maturities of discounted loans are included at face value.
(3)	These totals include A$1,000 million outstanding under the Corporation’s Australian dollar Treasury note facility as at 30 June 2008 (2007: A$380 million).

Government Debt

Set out below is a list of all outstanding debt issued by QTC as at 30 June 2008.

OUTSTANDING DOMESTIC A$ INDEBTEDNESS AS AT 30 JUNE 2008*

Domestic Debt
(Australian Financial Year)
Coupon Rate	Face Value	Market Value	Date of Maturity
(% per annum)	(in dollars)	(in dollars)
6.00%	2,629,853,000	2,666,721,557	14 July 2009
5.50%	4,277,995,000	4,170,049,867	14 May 2010
6.00%	5,093,504,000	4,933,700,400	14 June 2011
6.50%	2,043,000,000	2,019,958,451	14 April 2012
6.00%	3,741,021,000	3,641,671,504	14 August 2013
6.00%	2,681,660,000	2,559,473,394	14 October 2015
6.00%	2,711,045,000	2,577,241,569	14 September 2017
6.00%	656,780,000	606,382,568	14 June 2021
6.50%	500,000,000	487,424,847	14 March 2033
CIB	582,693,300	625,035,528	20 August 2030
Zero	336,373,537	269,744,450	14 June 2011
Tnote	1,000,000,000	998,022,530	July, 2008
Various	31,250,000	31,601,774	Various 2008
Various	36,750,000	36,527,318	Various 2009
Various	51,250,000	50,390,849	Various 2010
Various	73,501,000	72,730,341	Various 2011
Various	28,750,000	28,934,055	Various 2012
Various	89,549,535	89,295,080	Various

Total Domestic A$ Indebtedness	26,564,975,372	25,864,906,082

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OUTSTANDING FOREIGN CURRENCY DENOMINATED OFFSHORE INDEBTEDNESS QUEENSLAND TREASURY CORPORATION (CP’S)

As at 30 June 2008

(at Face Value)

Year of Issue	Currency	Amount	Coupon	Maturity	A$ Market Valuation
2007	USD	25,000,000	4.42%	28 July 2008	25,862,846
2008	AUD	214,000,000	7.23%	1 August 2008	212,629,972
2008	USD	50,000,000	7.23%	29 August 2008	51,598,763
2008	USD	50,000,000	2.20%	12 September 2008	51,538,951
2007	USD	25,000,000	4.27%	30 October 2008	25,660,648
2008	GBP	40,000,000	4.50%	6 March 2009	79,307,786

Total					446,598,967

GLOBAL A$ BONDS AUD

as at 30 June 2008

Interest Coupon	Maturity Date	Face Value(A$)	Market Value(A$)
6%	14 July 2009	2,829,678,000	2,869,347,953
5.50%	14 May 2010	1,376,700,000	1,341,962,216
6%	14 June 2011	2,983,037,000	2,889,447,504
6%	14 Aug 2013	2,398,150,000	2,334,432,797
6%	14 Oct 2015	3,224,276,000	3,096,529,605
6%	14 Sept 2017	1,568,255,000	1,471,744,687

Total		14,380,096,000	14,003,464,763

A$ EURO MEDIUM TERM NOTES

as at 30 June 2008

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value(A$)	Market Value(A$)
2005	5.01%	26 August 2009	AUD	25,000,000	24,617,609
2003	12.00%	14 September 2009	AUD	15,000,000	16,199,115
2003	0.50%	19 May 2010	AUD	17,000,000	14,874,156
2005	12.00%	7 June 2013	AUD	45,000,000	53,085,426
2007	7.125%	18 September 2017	NZD	296,898,482	304,404,084

	Total			398,898,482	413,180,391

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